UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to our Current Report on Form 8-K/A is being filed solely for the purpose of correcting certain clerical errors, including the inadvertent omission of the date in the Independent Auditors’ Report to Renin Corp.’s audited financial statements for the year ended December 31, 2012.  The independent Auditors’ Report was originally filed with Amendment No. 1 to our Current Report on Form 8-K/A on January 7, 2014 (Amendment No. 1).  Other than filing of the corrected Independent Auditors’ Report, no other revisions are being made to Renin Corp.’s financial statements or any other disclosures contained in Amendment No. 1 as originally filed.

Item 9.01 Financial Statements and Exhibits.

  d)    Exhibits.

Exhibit 99.1

Audited consolidated balance sheet of Renin Corp. and its subsidiaries as of December 31, 2012 and audited consolidated statements of operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the year ended December 31, 2012 and the related notes, together with the Independent Auditors’ Report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: January 8, 2014

	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

s

Exhibit 99.1

Audited consolidated balance sheet of Renin Corp. and its subsidiaries as of December 31, 2012 and audited consolidated statements operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the year ended December 31, 2012 and the related notes, together with the Independent Auditors’ Report.